Exhibit 99.1

A Leading Manufacturer of Protective Materials for High Reliability Applications

Chase Corporation Announces Fiscal First Quarter 2023 Results

Revenue Increased 37.2% to $103 Million Year Over Year

NuCera Business Integration Progressing, Elevating Company-Wide Results While Expanding Geographic Footprint and Specialized Product Offerings

Westwood, MA – January 5, 2023 – Chase Corporation (NYSE American: CCF), a global specialty chemicals company that is a leading manufacturer of protective materials for high-reliability applications across diverse market sectors, today announced financial results for the first fiscal quarter ended November 30, 2022.

Fiscal First Quarter Financial and Recent Operational Highlights

●	Total Revenue grew 37.2% to $103 million, primarily attributed to inorganic growth from the NuCera business which was acquired in the first month of Q1 FY23
●	Gross Margin of 34.9%, compared to 37.0% in Q1 FY22 — reduction primarily due to a $2.2M purchase accounting adjustment (inventory step-up) related to our NuCera business (37.1% margin adjusted for the purchase accounting effect)
●	Net Income was $6.7 million, or $0.71 per diluted share, compared to $9.7 million, or $1.02 per diluted share, for Q1 FY22 – reduction primarily due to additional $5.9M amortization expense related to purchase accounting for our NuCera business ($2.8M out of the $5.9M was incremental expense for fully amortized intangible in the first fiscal quarter), in addition to the inventory step-up adjustment
●	Free Cash Flow was $4.7 million, compared to Free Cash Flow of $5.4 million in Q1 FY22 — reduction primarily due to continued strategic inventory build (an increase of $6.6 million in Q1 FY23) to meet customer demand and address increased backlog
●	EBITDA was $21.5 million, compared to $17.2 million in Q1 FY22
●	Adjusted EBITDA grew 42% to $25.2 million, compared to $17.7 million in Q1 FY22

Adam P. Chase, President and Chief Executive Officer of Chase Corporation, said, “The first fiscal quarter marked an important milestone for Chase as we closed NuCera Solutions (“NuCera”), our largest acquisition ever, in the first week of the fiscal quarter. With the business integration progressing well, we are already benefiting from the addition of NuCera’s end markets. Chase continued to meet customer demand across all segments, while also remaining focused on sustaining our operational excellence and maintaining financial flexibility despite broader macro-environmental challenges in the quarter.”

Mr. Chase continued, “Our Adhesives, Sealants and Additives and Industrial Tapes segments again drove year-over-year revenue growth in the period largely due to the contributions from the NuCera acquisition. Our revenue growth was also supported by fully realized price increase benefits and rising demand within our Industrial Tapes business. Corrosion Protection and Waterproofing reported a slight revenue decline in the quarter due to a modest decrease in sales volumes within our building envelope, coating and lining systems and pipeline coatings product lines. The softening demand in our Corrosion, Protection and Waterproofing segment was further challenged by project delays in the Middle East market and continued COVID-19 overhang delays in China affecting revenue within other Asian-end markets. Despite the macro-driven constraints, we are encouraged by the raw material and input availability improvements across all three segments.”

Mr. Chase added, “As a result of the completed acquisition of NuCera and associated purchase accounting expenses, Chase underwent a stepdown in gross margin to 34.9% versus 37.0% in the year ago period. Excluding the $2.2 million inventory step up, our gross margin maintained 37.1% in the period on an adjusted basis. While we are impacted by ongoing inflationary, logistical and labor pressures, we continue to work to counteract margin compression and evaluate strategic pricing actions as necessary. Furthermore, within our business optimization efforts, we plan to launch an inventory de-stocking process in the second half of fiscal 2023 to normalize our inventory to pre-supply chain crisis levels. Chase’s projected inventory levels, coupled with the softening of supply chain challenges, strategically positions us to deliver for our customers while properly managing the shelf life of our materials.”

Mr. Chase concluded, “The dedicated employees of Chase worked tirelessly to ensure we delivered for our customers while we ensured our financial flexibility to opportunistically grow into adjacent markets. We are prepared to capture key macro-level trends, including strength in electronic chip availability and energy infrastructure maintenance, and believe we have the right team in place to execute on our strategic objectives. To further enhance our business operations, the Company began the process of upgrading our current Oracle Legacy ERP System to the Oracle Fusion Cloud Platform. This upgrade will position us with a more advanced system to support business expansion, access to upgrades in functionality and a more modern system for operations”

Michael J. Bourque, Chase Corporation’s Treasurer and Chief Financial Officer stated, “We are excited by Chase’s recent acquisition of NuCera which expanded our end markets, customer base reach, and overall product portfolio. As a result of this transformational acquisition, several purchase accounting adjustments were made including inventory step up, intangible assets, goodwill, and other working capital adjustments. Additionally, we experienced some incremental depreciation and amortization impacts to our bottom line. We are pleased with the performance of NuCera and will continue to prioritize completing the integration of the business while capitalizing on its growth momentum.”

Mr. Bourque added, “Chase has a multi-decade track record of managing its balance sheet to ensure strength and flexibility to capture inorganic growth opportunities, while continuing to pursue attractive targets and organic growth. Our balance sheet remains healthy, with $35 million available in our debt facility and a total cash position of $56.2 million as of November 30. We are well positioned to pay back our debt created as a result of the acquisition utilizing cash on hand and our ability to generate free cash flow. Chase has begun its repayments, allocating $15 million toward our credit revolver balance in the first quarter, and we intend to continue debt payments on a regular basis. In the quarter we also had an income tax rate of 21.8% versus 25.8% in the year ago period. Finally, as we continue to prioritize creating shareholder value to complement our growth, we have completed the distribution of our previously announced annual dividend of $1.00 per share subsequent to the quarter end.”

Segment Results

Adhesives, Sealants and Additives

	For the Three Months Ended November 30,
	2022	2021
Revenue	$55,553	$31,049
Cost of products and services sold	36,232	18,905
Gross Margin	$19,321	$12,144
Gross Margin %	35%	39%

Revenue in the Adhesives, Sealants and Additives segment increased $24.5 million, or 78.9% in the first quarter ended November 30, 2022. The increase in segment revenue is predominately due to year-to-date inorganic growth from our NuCera business acquired in the first week of fiscal 2023. The remaining revenue gain was due to price increases realized over the comparable prior year period and increased demand for both our world-wide focused electronic and industrial coatings product line and our North American-focused functional additives product line.

Industrial Tapes

	For the Three Months Ended November 30,
	2022	2021
Revenue	$39,077	$32,761
Cost of products and services sold	25,719	22,231
Gross Margin	$13,358	$10,530
Gross Margin %	34%	32%

Revenue from the Industrial Tapes segment increased $6.3 million, or 19.3% in the first quarter ended November 30, 2022. The rise in revenue is primarily due to price increases realized over the comparable prior year period and improved demand for our North American-focused cable materials, specialty products and pulling and detection product lines. Tempering this overall increase in revenue were quarter-to-quarter reduction in sales volume from our Asia-based electronic materials product line.

Corrosion Protection and Waterproofing

	For the Three Months Ended November 30,
	2022	2021
Revenue	$8,263	$11,200
Cost of products and services sold	5,049	6,145
Gross Margin	$3,214	$5,055
Gross Margin %	39%	45%

Revenue from the Corrosion Protection and Waterproofing segment decreased by $2.9 million, or 26.2% in the first quarter ended November 30, 2022. The decrease in the quarter was due to a reduction in sales volume for our building envelope, coating and lining systems and pipeline coatings product lines over the comparable prior period. The decrease in revenue for our building envelope and coating and lining systems product lines are predominately due to quarter-to-quarter decrease in customer sales volume due to customer inventory reduction initiatives compared to the prior comparable period. Additionally, the decrease in revenue for our pipeline coatings product line is due to project delays in the Middle East market and continued COVID-19 overhang delays in China which affect other revenue within Asian-end markets and outpaces North American sales gains in the oil and gas markets. Partially offsetting the decrease in revenue was quarter-to-quarter increase in revenue for our bridge and highway product line due to increased demand of bridge and highway projects in North America.

About Chase Corporation

Chase Corporation, a global specialty chemicals company that was founded in 1946, is a leading manufacturer of protective materials for high-reliability applications throughout the world. More information can be found on our website https://chasecorp.com/

Use of Non-GAAP Financial Measures

The Company has used non-GAAP financial measures in this press release. Adjusted net income, Adjusted diluted EPS, EBITDA, Adjusted EBITDA and Free cash flow are non-GAAP financial measures. The Company believes that Adjusted net income, Adjusted diluted EPS, EBITDA, Adjusted EBITDA and Free cash flow are useful performance measures as they are used by its executive management team to measure operating performance, to allocate resources to enhance the financial performance of its business, to evaluate the effectiveness of its business strategies and to communicate with its board of directors and investors concerning its financial performance. The Company believes Adjusted net income, Adjusted diluted EPS, EBITDA, Adjusted EBITDA and Free cash flow are commonly used by financial analysts and others in the industries in which the Company operates, and thus provide useful information to investors. However, Chase’s calculation of Adjusted net income, Adjusted diluted EPS, EBITDA, Adjusted EBITDA and Free cash flow may not be comparable to similarly-titled measures published by others. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. This press release provides reconciliations from the most directly comparable financial measure presented in accordance with U.S. GAAP to each non-GAAP financial measure.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking.  These may be identified by the use of forward-looking words or phrases including, but not limited to, “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated” and “potential.”  These forward-looking statements are based on Chase Corporation’s current expectations.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  To comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products;  the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes; the highly competitive environment in which the Company operates; as well as expected impact of the coronavirus disease (COVID-19)  pandemic on the Company's businesses. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company does not assume any obligation to update or revise any forward-looking statement made in this release or that may from time to time be made by or on behalf of the Company. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended August 31, 2022.

Investor & Media Contact:

Jackie Marcus or Ashley Gruenberg

Alpha IR Group

Phone: (617) 982-0475

E-mail: CCF@alpha-ir.com

or

Shareholder & Investor Relations Department

Phone: (781) 332-0700

E-mail: investorrelations@chasecorp.com

Website: www.chasecorp.com

The following table summarizes the Company’s unaudited financial results for the three months ended November 30, 2022 and 2021.

	For the Three Months Ended November 30,
All figures in thousands, except per share figures	2022	2021
Revenue	$102,893	$75,010
Costs and Expenses
Cost of products and services sold	67,000	47,281
Selling, general and administrative expenses	21,607	13,375
Research and product development costs	1,491	993
Operations optimization costs	653	59
Acquisition-related costs	29	—
Loss on impairment of right-of-use lease asset	548	—
Loss on contingent consideration	306	475
Operating income	11,259	12,827
Interest expense	(2,138)	(87)
Other income (expense)	(521)	377
Income before income taxes	8,600	13,117
Income taxes	1,876	3,390
Net income	$6,724	$9,727
Net income per diluted share	$0.71	$1.02
Weighted average diluted shares outstanding	9,444	9,438
Reconciliation of net income to EBITDA and adjusted EBITDA
Net income	$6,724	$9,727
Interest expense	2,138	87
Income taxes	1,876	3,390
Depreciation expense	2,330	877
Amortization expense	8,400	3,125
EBITDA	$21,468	$17,206
Loss on contingent consideration	306	475
Operations optimization costs	653	59
Acquisition-related costs	29	—
Purchase accounting adjustments	2,200	—
Loss on impairment of right-of-use lease asset	548	—
Adjusted EBITDA	$25,204	$17,740

	For the Three Months Ended November 30,
	2022	2021
Reconciliation of net income to adjusted net income
Net income	$6,724	$9,727
Stock based compensation excess tax loss (gain)	(141)	—
Loss on contingent consideration	306	475
Operations optimization costs	653	59
Acquisition-related costs	29	—
Purchase accounting adjustments	2,200	—
Loss on impairment of right-of-use lease asset	548	—
Income taxes *	(785)	(112)
Adjusted net income	$9,534	$10,149
Adjusted net income per diluted share (Adjusted diluted EPS)	$1.00	$1.07

* For the three month ended November 30, 2022 and 2021, represents the aggregate tax effect assuming a 21% tax rate for the items impacting pre-tax income, which is our effective U.S. statutory Federal tax rate for fiscal 2023 and 2022.

	For the Three Months Ended November 30,
	2022	2021
Reconciliation of cash provided by operating activities to free cash flow
Net cash provided by operating activities	$6,758	$5,903
Purchases of property, plant and equipment	(2,052)	(496)
Free cash flow	$4,706	$5,407